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                                                                   Exhibit 23(b)



                         Consent of Independent Auditors

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the State Auto Property & Casualty Insurance Company Amended and Restated Incentive Deferred Compensation Plan of our report dated February 18, 2000, with respect to the consolidated financial statements and schedules of State Auto Financial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Ernst & Young LLP

Columbus, Ohio
February 26, 2001